EXHIBIT 10.12

STOCK ESCROW AGREEMENT

STOCK ESCROW AGREEMENT, dated as of _____, 2006 (the "Agreement"), by and among INDUSTRIAL SERVICES ACQUISITION CORP., a Delaware corporation (the "Company"), ROSS BERNER, MARK MCKINNEY, BURKE SMITH, MICHAEL MAGERMAN, RONALD C. KESSELMAN, JOHN WALKER, JERALD M. WEINTRAUB, JEFF DAVENPORT , J. ERIC LASTITION and COLLIN RIGLER (collectively the "Initial Stockholders") and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (the "Escrow Agent").

WHEREAS, the Company has entered into an Underwriting Agreement, dated _____, 2006 (the "Underwriting Agreement"), with Maxim Group LLC ("Maxim") acting as representative of the several underwriters (collectively, the "Underwriters"), pursuant to which, among other matters, the Underwriters have agreed to purchase up to 5,175,000 units (the "Units") of the Company. Each Unit consists of one share of the Company's Common Stock, par value $.0001 per share, and one Warrant, each Warrant to purchase one share of Common Stock, all as more fully described in the Company's final Prospectus, dated _____, 2006 (the "Prospectus") comprising part of the Company's Registration Statement on Form S-1 (File No. 333-127753) under the Securities Act of 1933, as amended (the "Registration Statement"), declared effective on _____, 2006 (the "Effective Date").

WHEREAS, the Initial Stockholders have agreed as a condition of the sale of the Units to deposit their shares of Common Stock of the Company, as set forth opposite their respective names in Exhibit A attached hereto (collectively the "Escrow Shares"), in escrow as hereinafter provided.

WHEREAS, the Company and the Initial Stockholders desire that the Escrow Agent accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1.    Appointment of Escrow Agent. The Company and the Initial Stockholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2.    Deposit of Escrow Shares. On or before the Effective Date, each of the Initial Stockholders shall deliver to the Escrow Agent certificates representing his respective Escrow Shares, to be held and disbursed subject to the terms and conditions of this Agreement. Each Initial Stockholder acknowledges that the certificate representing his Escrow Shares is legended to reflect the deposit of such Escrow Shares under this Agreement.

3.    Disbursement of the Escrow Shares. The Escrow Agent shall hold the Escrow Shares until the six month anniversary of the consummation of a Business Combination (as such term is defined in the Registration Statement) (the "Escrow Period"), on which date it shall, upon written instructions from each Initial Stockholder, disburse each of the Initial Stockholder's Escrow Shares to such Initial Stockholder; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Shares and; provided further, that if, after the Company consummates a Business Combination, it (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders of such entity having the right to exchange their shares of Common Stock for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate, executed by the Chief Executive Officer or Chief Operating Officer of the Company, in form reasonably acceptable to the Escrow Agent, that such transaction is then being consummated, release the Escrow Shares to the Initial Stockholders upon consummation of the transaction so that they can similarly participate. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Shares in accordance with this Section 3.

4.    Rights of Initial Stockholders in Escrow Shares.

4.1    Voting Rights as a Stockholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, the Initial Stockholders shall retain all of their rights as stockholders of the Company during the Escrow Period, including, without limitation, the right to vote such shares.

4.2    Dividends and Other Distributions in Respect of the Escrow Shares. During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Initial Stockholders, but all dividends payable in stock or other non-cash property (the "Non-Cash Dividends") shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term "Escrow Shares" shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3    Restrictions on Transfer. During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Shares except (i) by gift to a member of Initial Stockholder's immediate family or to a trust, the beneficiary of which is an Initial Stockholder or a member of an Initial Stockholder's immediate family, (ii) by virtue of the laws of descent and distribution upon death of any Initial Stockholder, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee's written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Initial Stockholder transferring the Escrow Shares. During the Escrow Period, the Initial Stockholders shall not pledge or grant a security interest in the Escrow Shares or grant a security interest in their rights under this Agreement.

4.4    Insider Letters. Each of the Initial Stockholders has executed a letter agreement with Maxim and the Company, dated as indicated on Exhibit A hereto, and which is filed as an exhibit to the Registration Statement (the "Insider Letter"), respecting the rights and obligations of such Initial Stockholder in certain events, including but not limited to the liquidation of the Company.

5.    Concerning the Escrow Agent.

5.1    Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2    Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3    Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it under the specific terms of this Agreement. The Escrow Agent shall also be entitled to reimbursement from the Company for all reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges, subject to the prior written consent of the Company, not to be unreasonably withheld.

5.4    Further Assurances. From time to time on and after the date hereof, the Company and the Initial Stockholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5    Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Shares held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it reasonably deems appropriate.

5.6    Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Company and a majority of the Initial Stockholders, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7    Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

5.8    Waiver. The Escrow Agent hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Fund (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Escrow Agent), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Fund for any reason whatsoever.

6.    Miscellaneous.

6.1    Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

6.2    Third Party Beneficiaries. Each of the Initial Stockholders, the Company, and Escrow Agent hereby specifically acknowledge and agree that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of Maxim.

6.3    Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged.

6.4    Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6    Notices. Any notice or other communication required or which may be given hereunder shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, or sent by facsimile transmission (with confirmation of receipt), addressed as follows:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Chairman

with a copy in each case to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Attn: Kenneth R. Koch, Esq.
Fax: (212) 983-3115

and:

Maxim Group LLC
405 Lexington Avenue
New York, New York 10174
Attn: Clifford Teller, Managing Director
Fax: (212) 895-3783

and:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, New Jersey 07068
Attn: Steven Skolnick, Esq.
Fax: (973) 597-2477

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7    Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.

6.8    Counterparts. This Agreement may be executed in several counterparts, each one of which shall constitute an original and may be delivered by facsimile transmission, and together shall constitute one instrument.

WITNESS the execution of this Agreement as of the date first above written.

INDUSTRIAL SERVICES AGREEMENT CORP.

By:___________________________
Name:
Title:

INITIAL STOCKHOLDERS

___________________________
Ross Berner

___________________________
Mark McKinney

___________________________
Burke Smith

___________________________
Michael Magerman

___________________________
Ronald C. Kesselman

___________________________
John Walker

___________________________
Jerald M. Weintruab

___________________________
Jeff Davenport

___________________________
J. Eric Lastition

___________________________
Collin Rigler

CONTINENTAL STOCK TRANSFER
& TRUST COMPANY

By:________________________
Name:
Title:

EXHIBIT A

Name and Address of	Number	Stock	Date of
Initial Stockholder	of Shares	Certificate Number	Insider Letter

Ross Berner
c/o Industrial Services Acquisition Corp.	363,912
2807 El Presidio Street
Carson CA 90810
Mark McKinney
c/o Industrial Services Acquisition Corp.	363,912
2807 El Presidio Street
Carson CA 90810
Burke Smith
c/o Industrial Services Acquisition Corp.	194,694
2807 El Presidio Street
Carson CA 90810
Michael Magerman
c/o Industrial Services Acquisition Corp.	14,241
2807 El Presidio Street
Carson CA 90810
Ronald C. Kesselman
c/o Industrial Services Acquisition Corp.	12,460
2807 El Presidio Street
Carson CA 90810
John Walker
c/o Industrial Services Acquisition Corp.	12,460
2807 El Presidio Street
Carson CA 90810
Jerald M. Weintraub
c/o Industrial Services Acquisition Corp.	122,379
2807 El Presidio Street
Carson CA 90810
Jeff Davenport
c/o Industrial Services Acquisition Corp.	16,021
2807 El Presidio Street
Carson CA 90810

Name and Address of	Number	Stock	Date of
Initial Stockholder	of Shares	Certificate Number	Insider Letter

J. Eric Lastition
c/o Industrial Services Acquisition Corp.	14,241
2807 El Presidio Street
Carson CA 90810
Collin Rigler
c/o Industrial Services Acquisition Corp.	10,680
2807 El Presidio Street
Carson CA 90810